Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces Third Quarter 2011 Results

MOUNTAIN VIEW, Calif. — October 27, 2011— Omnicell, Inc. (NASDAQ: OMCL), a leading provider of system solutions to healthcare facilities, today announced results for its quarter ended September 30, 2011.

GAAP results: Revenue for the third quarter of 2011 was $64.4 million, up $3.4 million or 5.6% from the second quarter of 2011, and up $8.1 million or 14.4% from the third quarter of 2010.  Revenue for the nine months ended September 30, 2011 was $182.6 million, up $17.5 million or 10.6% from the nine months ended September 30, 2010.

Third quarter 2011 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $3.0 million, or $0.09 per diluted share. This compares to net income of $2.6 million, or $0.08 per diluted share in the second quarter of 2011 and net income of $1.3 million, or $0.04 per diluted share in the third quarter of 2010. For the nine months ended September 30, 2011, net income was $6.3 million, or $0.18 per diluted share. This compares to net income of $4.2 million, or $0.13 per diluted share for the nine months ended September 30, 2010.

Non-GAAP results: Non-GAAP net income was $5.4 million for the third quarter of 2011, or $0.16 per diluted share. Non-GAAP net income for the third quarter excludes $2.4 million of stock-based compensation expense. This compares to non-GAAP net income of $5.0 million, or $0.15 per diluted share for the second quarter of 2011, which excluded $2.5 million of stock-based compensation expense. Third quarter 2011 results compare to non-GAAP net income of $3.6 million, or $0.11 per diluted share for the third quarter of 2010, which excluded $2.2 million of stock-based compensation expense, a $2.4 million gain ($1.4 million, net of tax) related to the settlement of litigation claims and $2.3 million ($1.6 million, net of tax) related to restructuring, reduction-in-force and tax on repatriation of profits from India associated with a facilities consolidation.

For the nine months ended September 30, 2011, non-GAAP net income was $14.1 million, or $0.41 per diluted share. This excluded $7.3 million in stock-based compensation expense and a $1.0 million pre-tax settlement expense for litigation claims, net of a $0.4 million tax effect. For the nine months ended September 30, 2010, non-GAAP net income was $10.8 million, or $0.32 per diluted share, excluding $6.5 million of stock-based compensation expense, a $2.4 million gain ($1.4 million, net of tax) related to the settlement of litigation claims and $2.3 million ($1.6 million, net of tax) related to restructuring, reduction-in-force and income tax on repatriation of profits from India associated with a facilities consolidation.

“I am very pleased with our performance in the third quarter,” said Randall Lipps, Omnicell president, chairman and CEO. “The marketplace continues to be very receptive to our recently introduced G4 platform of new medication and supply automation solutions. This is confirmed by our continued success in expanding market share, as well as the response of our customer base to the opportunity to upgrade their Omnicell systems.”

Omnicell Conference Call Information

Omnicell will hold a conference call today at 2:30 p.m. PT today to discuss the third quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 18229268. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 5:30 p.m. PT and will be available until 11:59 p.m. PT on November 3. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, conference code # 18229268.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems that enable healthcare facilities to increase operational efficiency, enhance patient safety and allow clinicians to spend more time with their patients.

Founded in 1992, Omnicell’s medication-use solutions include complete automation systems for the central pharmacy, anesthesia workstations for the operating room, dispensing cabinet systems for nursing units, and safe, secure medication transportation and verification systems to the patient bedside. From a medication’s arrival at the receiving dock to its dosing to the patient, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Omnicell supply product lines provide a healthcare institution with comprehensive supply chain solutions that result in fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the unfavorable general economic and market conditions, volatility in the credit market, risks to growth and acceptance of our products and services and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, and the ability of the company to improve sales productivity to grow product backlog, retain key personnel, to cut expenses, to manage future changes in revenue levels, to develop new products and integrate acquired companies, products or intellectual property in a timely and cost-effective manner. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718.  We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b) 2011 litigation settlement.   We recorded an accrual in the first quarter of 2011 for settlement of litigation with Medacist Solutions Group, LLC for $1.0 million, which was paid in the second quarter of 2011. The net impact was $0.6 million after the $0.4 million income tax effect.

c) 2010 litigation settlement.  In the third quarter of 2010 we settled two pending litigation matters with Flo Healthcare LLC (now part of InterMetro Industries Corporation), with payment to InterMetro of $2.65 million. The resulting $2.4 million credit to third quarter 2010 Selling general and administrative expense reflected adjustment for the settlement with release of the liability in excess of the amounts settled.

d) 2010 restructuring charges In the third quarter of 2010 we incurred charges for restructuring and impairment in executing our plan for consolidation of our Bangalore, India and Woodlands, Texas offices with our California and Tennessee facilities. These charges consisted of severance for departing employees and relocation benefits for transferring employees, exit and disposal costs related to the closed facilities, and impairment of abandoned leasehold improvements.

e) 2010 reduction-in-force and other exit related charges. In the third quarter of 2010 we conducted a small reduction-in-force to rebalance the required workforce by function to our current business environment. Additionally, we incurred lease termination costs and leasehold improvement impairment costs (upon abandonment) in connection with merging our Lebanon, Tennessee office with our office in Nashville.

f) 2010 taxes on repatriated foreign earnings. In the third quarter of 2010, the closure of our Bangalore, India office resulted in a charge for repatriation taxes and a valuation allowance against related deferred tax assets.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenues:
Product	$49,790	$46,218	$43,241	$138,583	$127,559
Services and other revenues	14,649	14,787	13,045	44,021	37,580
Total revenue	64,439	61,005	56,286	182,604	165,139

Cost of revenues:
Cost of product revenues	22,429	19,730	19,449	59,995	57,723
Cost of services and other revenues	7,562	7,468	6,698	22,704	20,823
Restructuring charges			39		39
Total cost of revenues	29,991	27,198	26,186	82,699	78,585

Gross profit	34,448	33,807	30,100	99,905	86,554
Operating expenses:
Research and development	6,019	5,280	6,089	16,139	15,604
Selling, general, and administrative	23,635	24,297	19,851	73,713	61,789
Restructuring/asset impairment charges			1,157		1,157
Total operating expenses	29,654	29,577	27,097	89,852	78,550
Income from operations	4,794	4,230	3,003	10,053	8,004
Other income and (expense), net	(191)	71	159	(66)	286
Income before provision for income taxes	4,603	4,301	3,162	9,987	8,290
Provision for income taxes	1,609	1,714	1,886	3,736	4,070
Net income	$2,994	$2,587	$1,276	$6,251	$4,220

Net income per share:
Basic	$0.09	$0.08	$0.04	$0.19	$0.13
Diluted	$0.09	$0.08	$0.04	$0.18	$0.13

Weighted average shares outstanding:
Basic	33,209	33,003	32,822	33,132	32,534
Diluted	34,219	33,981	33,540	34,100	33,383

Omnicell, Inc.,

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$179,303	$175,635
Short-term investments	8,101	8,074
Accounts receivable, net	45,987	42,732
Inventories	17,056	9,785
Prepaid expenses	10,643	11,959
Deferred tax assets	13,052	13,052
Other current assets	6,518	7,266
Total current assets	280,660	268,503

Property and equipment, net	16,890	14,351
Non-current net investment in sales-type leases	8,821	9,224
Goodwill	28,543	28,543
Other intangible assets	4,318	4,672
Non-current deferred tax assets	9,836	9,566
Other assets	9,442	8,365
Total assets	$358,510	$343,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,422	$13,242
Accrued compensation	7,062	7,731
Accrued liabilities	7,792	8,684
Deferred service revenue	19,637	16,788
Deferred gross profit	12,161	11,719
Total current liabilities	61,074	58,164

Long-term deferred service revenue	18,447	19,171
Other long-term liabilities	1,014	675
Total liabilities	80,535	78,010

Stockholders’ equity:
Total stockholders’ equity	277,975	265,214

Total liabilities and stockholders’ equity	$358,510	$343,224

(1)  Information derived from our December 31, 2010 audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	September 30, 2011		June 30, 2011		September 30, 2010
	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted
GAAP	$2,994	$0.09	$2,587	$0.08	$1,276	$0.04
Non-GAAP adjustments:
Restructuring cost
Gross profit					39
Operating expenses					1,157

Reduction-in-force, other exit-related charges
Gross profit					285
Operating expenses					219

Litigation settlement (a)			—		(2,439)
Subtotal pretax adjustments	—		—		(739)
Income tax effect of non-GAAP adjustments					326
Taxes on repatriated foreign earnings					574

ASC 718 share-based compensation adjustment (b)
Gross profit	358		383		293
Operating expenses	2,053		2,068		1,905
Total after tax adjustments	2,411	0.07	2,451	0.07	2,359	0.07

Non-GAAP	$5,405	$0.16	$5,038	$0.15	$3,635	$0.11

  (a)  This adjustment reflects the reversal in operating expenses for the settlement of litigation in the third quarter of 2010 for amounts less than accrued.

 (b) This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 (formerly referred to as SFAS No. 123R) for the periods shown.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Nine months ended
	September 30, 2011		September 30, 2010
	Net income	Earnings per share- diluted	Net income (loss)	Earnings (loss) per share- diluted
GAAP	$6,251	$0.18	$4,220	$0.13
Non-GAAP adjustments:
Restructuring cost
Gross profit			39
Operating expenses			1,157

Reduction-in-force, other exit-related charges
Gross profit			285
Operating expenses			219

Litigation settlement (a)	1,000		(2,439)
Subtotal pretax adjustments	1,000		(739)
Income tax effect of non-GAAP adjustments	(380)		326
Taxes on repatriated foreign earnings			574

ASC 718 share-based compensation adjustment (b)
Gross profit	1,108		977
Operating expenses	6,146		5,474
Total after tax adjustments	7,874	0.23	6,612	0.19

Non-GAAP	$14,125	$0.41	$10,832	$0.32

  (a) The 2011 adjustment is for the accrual of a $1.0 million pre-tax settlement in operating expenses ($0.6 million, net of tax effect of $0.4 million) in the first quarter of 2011. The 2010 adjustment reflects the reversal in operating expenses for the settlement of litigation in the third quarter of 2010 for amounts less than accrued.

(b) This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 (formerly referred to as SFAS No. 123R) for the periods shown.

Omnicell, Inc.

Calculation of Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended			Nine months ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

GAAP net income	$2,994	$2,587	$1,276	$6,251	$4,220
Add back:
ASC 718 stock compensation expense	2,411	2,451	2,198	7,254	6,451
Restructuring charges	—	—	1,196	—	1,196
Reduction-in-force, other exit-related charges	—	—	504	—	504
Litigation settlement	—	—	(2,439)	1,000	(2,439)
Interest income	(34)	(75)	(181)	(184)	(341)
Depreciation and amortization expense	2,027	1,942	2,188	5,821	6,489
Income tax expense	1,609	1,714	1,886	3,736	4,070
Non-GAAP adjusted EBITDA (1)	$9,007	$8,619	$6,628	$23,878	$20,150

(1) Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, formerly FAS 123R.  Also excludes non-GAAP adjustments for restructuring, reduction-in-force and other exit-related charges, and litigation settlement.